UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

Oportun Financial Corporation

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

Oportun’s Board and Management Have Driven Improved Performance

Since our last annual meeting, we have made significant progress on our strategic priorities and improved our financial performance. In that time, Oportun’s stock price has more than doubled, significantly outperforming our peers and the broader markets. We returned to originations growth, improved our credit metrics and reduced our operating expense ratio.

This improvement did not happen accidentally, nor did it occur overnight. Our continuing forward progress is the result of a thoughtful and deliberate plan — developed by our management team in response to changing economic conditions and overseen by our Board of Directors — and more than two years of consistent execution.

We are confident that Oportun is on the right track, which is why, as part of its annual evaluation process earlier this year, the Board unanimously concluded that CEO Raul Vazquez remains the best person to lead Oportun. We believe that under Mr.Vazquez’s leadership, Oportun will continue to deliver improved financial performance and strong returns for stockholders in 2025 and beyond.

For more information, visit VoteForOportun.com

Dear Fellow Oportun Stockholders, We are writing to urge you to vote TODAY “FOR” each of our director nominees — CEO Raul Vazquez and Carlos Minetti — Raul Vazquez using the GREEN proxy card or GREEN voting instruction form. CEO, Oportun Your vote is extremely important, regardless of how many shares You own. We are now in the final days leading up to our 2025 Annual Meeting of Stockholders, which is scheduled to be held Carlos Minetti On July 18, 2025. Independent Director “ In our view, failing to elect Mr. Vazquez would be a serious mistake. We do not believe that Mr. Wilcox is suitable for our Board, and he is certainly no substitute for Mr. Vazquez.

Vote the GREEN Proxy Card Today

Findell’s Misguided Campaign Risks Disrupting Our Progress

In a campaign that risks destabilizing our clear forward progress, one of Oportun’s stockholders, Findell Capital Management, is seeking To remove Mr.Vazquez – who, in addition to being Oportun’s CEO, is also one of the Company’s largest stockholders – from the Board. Findell intends to replace Mr.Vazquez with Warren Wilcox, a candidate who we believe is far less qualified and who does not own a single share of Oportun stock.

In our view, failing to elect Mr. Vazquez would be a serious mistake. We do not believe that Mr. Wilcoxis suitable for our Board, and he is certainly no substitute for Mr. Vazquez. An independent third-party background check found that the biography Mr. Wilcox has presented publicly and submitted to the Company is replete with substantive inconsistencies and inaccuracies regarding his tenures and job titles. Simply put, Mr.Wilcox does not meet the high standards and caliber of experience we expect from our directors.

While Findell is seeking to strengthen the Board’s lending industry experience, it’s important to highlight that half of our current Board already possesses deep expertise in this area, including backgrounds at leading institutions such as Discover, American Express and OneMain.

We believe that replacing Mr.Vazquez with Mr. Wilcox would disrupt Oportun’s positive momentum by depriving the Board of the critical skills and institutional knowledge we need to continue to drive success.

That is not to say we are standing still. Findell’s campaign notwithstanding, we remain focused on building a stronger and more resilient company.

We Are Taking Action to Ensure Our Progress Continues

We are working diligently to ensure that our forward progress continues by focusing on the execution of our three strategic priorities — improving credit outcomes, strengthening business economics and identifying high-quality originations. We believe these priorities will help further drive sustainable, profitable growth and strong stockholder returns.

We have released a presentation describing our strategy, detailing Oportun’s transformation and highlighting our recent progress. The presentation can be viewed by visiting VoteForOportun.com/Resources or by scanning the QR code below.

Scan to view latest investor presentation

Support Oportun’s Continued Progress by Voting on the GREEN Proxy Card Today

We encourage you to review this presentation and the other materials available on VoteForOportun.com. Once you do, we believe you will reach the same conclusion as the Board — that removing Mr.Vazquez from the Board at this critical juncture would jeopardize the continuity, leadership and business insight needed to sustain our positive momentum.

You can help ensure that Oportun remains on the right track. Support our continued progress by voting TODAY “FOR” Oportun’s CEO, Raul Vazquez, and Oportun’s other nominee, Carlos Minetti, using the GREEN proxy card or GREEN voting instruction form. Every vote matters, no matter how many shares you own.

We thank you for your investment And your continued support of Oportun.

Sincerely,

The Oportun Financial Corporation Board of Directors

Vote the GREEN Proxy Card Today	To ensure Oportun’s progress continues, the Board urges stockholders to vote “FOR” both of Oportun’s nominees, and “WITHHOLD” on Findell’s candidate, using the enclosed GREEN proxy card ahead of the upcoming Annual Meeting.
For more information, visit VoteForOportun.com

Please vote on the GREEN proxy card “FOR” Oportun’s two nominees,

and “WITHHOLD” on Findell’s candidate, using one of the following options:

Online – Follow the instructions set forth on the enclosed GREEN proxy card

Phone – Follow the instructions set forth on the enclosed GREEN proxy card

Mail – Sign and date the enclosed GREEN proxy card and return it in the postage-paid envelope provided

Remember, please discard and do not sign any white Findell proxy card. If you have already voted using a white proxy card, you may cancel that vote simply by voting again using the Company’s GREEN proxy card or GREEN voting instruction form. Only your latest-dated vote will count!

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies
(877) 800-5195 (toll-free from the U.S. and Canada) +1 (412) 232-3651 (from other countries)

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements”. These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including statements as to our future performance, financial performance and strategic initiatives, and the annual meeting, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2024, as well as our subsequent filings with the SEC. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

© 2025 Oportun, Inc. All rights reserved.	OPRTMGMT#5

Your Vote is Important!

Oportun Issues Letter Urging Stockholders to Vote for Director Nominees Raul Vazquez and Carlos Minetti

Notes Findell Capital Has Quietly Sold 500,000 Shares of Stock While Publicly Urging Others To Buy

SAN CARLOS, Calif., July 09, 2025 (GLOBE NEWSWIRE) – Oportun (Nasdaq: OPRT) (“Oportun” or the “Company”), a mission-driven financial services company, today issued a letter to stockholders ahead of its July 18 annual meeting.

The full text of the letter to stockholders follows:

Dear Fellow Oportun Stockholders,

We are writing to encourage you to vote TODAY “FOR” each of our director nominees – CEO Raul Vazquez and Carlos Minetti – using the GREEN proxy card or GREEN voting instruction form. Your vote is extremely important, regardless of how many shares you own. We are now in the final days leading up to our 2025 Annual Meeting of Stockholders, which is scheduled to be held on July 18, 2025.

Oportun’s Board and Management Have Driven Improved Performance

Since our last annual meeting, we have made significant progress on our strategic priorities and improved our financial performance. In that time, Oportun’s stock price has more than doubled, significantly outperforming our peers and the broader markets. We returned to originations growth, improved our credit metrics and reduced our operating expense ratio.

This improvement did not happen accidentally, nor did it occur overnight. Our continuing forward progress is the result of a thoughtful and deliberate plan — developed by our management team in response to changing economic conditions and overseen by our Board of Directors — and more than two years of consistent execution.

We are confident that Oportun is on the right track, which is why, as part of its annual evaluation process earlier this year, the Board unanimously concluded that CEO Raul Vazquez remains the best person to lead Oportun. We believe that under Mr. Vazquez’s leadership, Oportun will continue to deliver improved financial performance and strong returns for stockholders in 2025 and beyond.

Findell’s Misguided Campaign Risks Disrupting Our Progress

In a campaign that risks destabilizing our clear forward progress, one of Oportun’s stockholders, Findell Capital Management, is seeking to remove Mr. Vazquez – who, in addition to being Oportun’s CEO, is also one of the Company’s largest stockholders – from the Board. Findell seeks to replace Mr. Vazquez with Warren Wilcox, a candidate who we believe is far less qualified and who does not own a single share of Oportun stock. Additionally, since the start of 2025, Findell has sold 500,000 shares despite repeated claims during that period that Oportun’s stock is worth substantially more than the market price. Taken together, we have serious questions about Findell’s motivation.

In our view, failing to elect Mr. Vazquez would be a serious mistake. We do not believe that Mr. Wilcox is suitable for our Board, and he is certainly no substitute for Mr. Vazquez. An independent third-party background check found that the biography Mr. Wilcox has presented publicly and submitted to the Company is replete with substantive inconsistencies and inaccuracies regarding his tenures and job titles. Simply put, Mr. Wilcox does not meet the high standards and caliber of experience we expect from our directors.

While Findell is seeking to strengthen the Board’s lending industry experience, it’s important to highlight that half of our current Board already possesses deep expertise in this area, including backgrounds at leading institutions such as Discover, American Express and OneMain.

We believe that replacing Mr. Vazquez with Mr. Wilcox would disrupt Oportun’s positive momentum by depriving the Board of the critical skills and institutional knowledge we need to continue to drive success.

That is not to say we are standing still. Findell’s campaign notwithstanding, we remain focused on building a stronger and more resilient company.

We Are Taking Action to Ensure Our Progress Continues

We are working diligently to ensure that our forward progress continues by focusing on the execution of our three strategic priorities — improving credit outcomes, strengthening business economics and identifying high-quality originations. We believe these priorities will help further drive sustainable, profitable growth and strong stockholder returns.

We have released a presentation describing our strategy, detailing Oportun’s transformation and highlighting our recent progress.

Support Oportun’s Continued Progress by Voting on the GREEN Proxy Card Today

We encourage you to review this presentation and the other materials available on VoteForOportun.com. Once you do, we believe you will reach the same conclusion as the Board — that removing Mr. Vazquez from the Board at this critical juncture would jeopardize the continuity, leadership and business insight needed to sustain our positive momentum.

You can help ensure that Oportun remains on the right track. Support our continued progress by voting TODAY “FOR” Oportun’s CEO, Raul Vazquez, and Oportun’s other nominee, Carlos Minetti, using the GREEN proxy card or GREEN voting instruction form. Every vote matters, no matter how many shares you own.

We thank you for your investment and your continued support of Oportun.

Sincerely,

The Oportun Financial Corporation Board of Directors

Vote the GREEN Proxy Card Today

To ensure Oportun’s progress continues, the Board urges stockholders to vote “FOR” both of Oportun’s nominees, and “WITHHOLD” on Findell’s candidate, using the enclosed GREEN proxy card ahead of the upcoming Annual Meeting.

Your Vote Is Important!

Please vote on the GREEN proxy card “FOR” Oportun’s two nominees, and “WITHHOLD” on Findell’s candidate, using one of the following options:

●	Online - Follow the instructions set forth on the enclosed GREEN proxy card to vote via the Internet,

●	Phone - Follow the instructions set forth on the enclosed GREEN proxy card to vote by telephone, or

●	Mail - Sign and date the enclosed GREEN proxy card and return it in the postage-paid envelope provided.

Remember, please discard and do not sign any white Findell proxy card. If you have already voted using a white proxy card, you may cancel that vote simply by voting again using the Company’s GREEN proxy card or GREEN voting instruction form. Only your latest-dated vote will count!

If you have any questions about how to vote your shares, please call the firm assisting us with the solicitation of proxies:

INNISFREE M&A INCORPORATED

Shareholders may call:

(877) 800-5195 (toll-free from the U.S. and Canada) or

+1 (412) 232-3651 (from other countries)

About Oportun

Oportun (Nasdaq: OPRT) is a mission-driven financial services company that puts its members’ financial goals within reach. With intelligent borrowing, savings, and budgeting capabilities, Oportun empowers members with the confidence to build a better financial future. Since inception, Oportun has provided more than $20.3 billion in responsible and affordable credit, saved its members more than $2.4 billion in interest and fees, and helped its members set aside an average of more than $1,800 annually. For more information, visit Oportun.com.

Cautionary Statement on Forward-Looking Statements

Certain statements in this communication are “forward-looking statements.” These forward-looking statements are subject to the safe harbor provisions under the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical fact contained in this communication, including statements as to our future performance and stockholder returns, are forward-looking statements. These statements can be generally identified by terms such as “expect,” “plan,” “goal,” “target,” “anticipate,” “assume,” “predict,” “project,” “outlook,” “continue,” “due,” “may,” “believe,” “seek,” or “estimate” and similar expressions or the negative versions of these words or comparable words, as well as future or conditional verbs such as “will,” “should,” “would,” “likely” and “could.” These statements involve known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events, financial trends and risks and uncertainties that we believe may affect our business, financial condition and results of operations. These risks and uncertainties include those risks described in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K for the year ended December 31, 2024, as well as our subsequent filings with the SEC. These forward-looking statements speak only as of the date on which they are made and, except to the extent required by federal securities laws, we disclaim any obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, there is no assurance that the events or results suggested by the forward-looking statements will in fact occur, and you should not place undue reliance on these forward-looking statements.

Investor Contact

Dorian Hare

(650) 590-4323

ir@oportun.com

Innisfree M&A Incorporated

Scott Winter / Gabrielle Wolf / Jonathan Kovacs

(212) 750-5833

Media Contact

FGS Global

John Christiansen / Bryan Locke

Oportun@fgsglobal.com